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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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☐	Definitive Proxy Statement

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EDGEWELL PERSONAL CARE COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

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EDGEWELL PERSONAL CARE COMPANY
6 Research Drive
Shelton, Connecticut 06484

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement supplement (this “Supplement”), dated January 24, 2025, supplements the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) by Edgewell Personal Care Company, a Missouri corporation (the “Company”), on December 19, 2024 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the 2025 Annual Meeting of Shareholders to be held at 8:30 a.m. Eastern Time on Thursday, February 6, 2025 at the Renaissance Daytona Beach Oceanfront Hotel, 640 North Atlantic Avenue, Daytona Beach, Florida (the “Annual Meeting”).

This Supplement is being filed with the SEC on January 24, 2025. Only stockholders of record as of the close of business on November 29, 2024 are entitled to notice of, and to vote at, the Annual Meeting.

The purpose of this Supplement is to amend certain disclosures in the “Executive Compensation,” “Pay Versus Performance” and “Stock Ownership Information” sections of the Proxy Statement to include information as to compensation and beneficial ownership of Paul R. Hibbert, the Chief Supply Chain Officer of the Company, as a “named executive officer” and to clarify certain disclosures in the “Executive Compensation” section of the Proxy Statement relating to the Company’s insider trading policy and the timing and procedures for grants of equity awards. The “Executive Compensation” section of the Proxy Statement, as revised by this Supplement, should be read in connection with the Company’s non-binding advisory vote on executive compensation.

Except as revised by the information contained herein, this Supplement does not otherwise revise or update any other disclosures presented in the Proxy Statement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended by this Supplement.

IF YOU HAVE ALREADY VOTED BY INTERNET, TELEPHONE, OR BY MAIL, YOU DO NOT NEED TO TAKE ANY ACTION UNLESS YOU WISH TO CHANGE YOUR VOTE. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke or change your vote already cast is available in the Proxy Statement under the captions “How You Can Vote” and “How You May Revoke or Change your Vote.”

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
(updates)
Composition of our NEOs in Fiscal 2024
The following narratives and tables discuss the compensation paid in fiscal 2024 to our CEO, CFO, our other three most highly compensated executive officers who served as of September 30, 2024, and an additional executive officer who served during fiscal 2024, whom we refer to collectively as our “named executive officers.” This year’s NEOs are shown below:

NEO	Role
Rod R. Little	President and Chief Executive Officer since March 2019
Daniel J. Sullivan (1)	Chief Operating Officer and Chief Financial Officer since August 2024
Eric F. O’Toole (2)	Former President, North America
LaTanya Langley (3)	Chief People Officer, Chief Legal Officer and Secretary since November 2023
John N. Hill (4)	Former Chief Human Resources Officer
Paul R. Hibbert	Chief Supply Chain Officer since June 2020

(1) Mr. Sullivan has served as Chief Financial Officer since April 2019. Mr. Sullivan has served as Chief Operating Officer and Chief Financial Officer from August 6, 2024 until December 1, 2024, at which time he assumed the role of Chief Operating Officer only.
(2) Mr. O’Toole left the Company effective November 15, 2024.
(3) Ms. Langley has served as our Chief Legal Officer since February 2022. Ms. Langley has served as our Chief People Officer, Chief Legal Officer and Secretary since November 2023.
(4) Mr. Hill retired from the Company effective January 5, 2024.
Summary of Key Elements of Executive Compensation in Fiscal 2024
The HC&CC evaluated the annual base salaries of the individuals then serving as executive officers at its November 2023 meeting and set the base salaries of the following NEOs:

Name	Fiscal 2023 ($)	Effective November 1, 2023 ($)	Increase ($ / %)
Mr. Little	$1,100,000	$1,100,000	$0
Mr. Sullivan	$750,000	$800,000	$50,000 (6.7%)
Mr. O’Toole	$600,000	$650,000	$50,000 (8.3%)
Ms. Langley	$460,000	$500,000	$40,000 (8.7%)
Mr. Hill	$465,000	$478,950	$13,950 (3.0%)
Mr. Hibbert	$465,000	$483,600	$18,600 (4.0%)
The performance goals for each metric were set by the HC&CC at the beginning of fiscal 2024. The HC&CC assigned individual bonus targets to each of the executive officers, based upon individual performance and peer group market data provided by Meridian. The following bonus targets, defined as a percentage of the individual’s base salary for the term of the bonus program, were assigned to the following individuals at the HC&CC’s November 2023 meeting:

Name	Bonus Target as a Percentage of Base Salary
Mr. Little	125%
Mr. Sullivan	75%
Mr. O’Toole	75%
Ms. Langley	70%
Mr. Hill	65%
Mr. Hibbert	70%

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In keeping with the Company’s policy of pay-for-performance, the following table sets forth the bonus target percentages approved for each NEO for the prior three years along with the potential bonus amount and the actual bonus paid.

Name and Principal Position	Year	Salary	Bonus Target Percentage	Bonus Available at Target	Bonus Paid
Rod R. Little President and Chief Executive Officer	2024	$1,100,000	125%	$1,375,000	$1,338,563
	2023	$1,100,000	125%	$1,375,000	$1,727,770
	2022	$1,050,000	115%	$1,207,500	$1,017,923
Daniel J. Sullivan Chief Financial Officer and Chief Operating Officer	2024	$800,000	75%	$600,000	$584,100
	2023	$750,000	75%	$562,500	$706,680
	2022	$730,000	75%	$547,500	$424,619
Eric F. O’Toole Former President, North America	2024	$650,000	75%	$487,500	$474,582
	2023	$600,000	75%	$450,000	$565,344
	2022	$520,000	70%	$364,000	$282,304
LaTanya Langley Chief People Officer, Chief Legal Officer and Secretary	2024	$500,000	70%	$325,000	$340,725
John N. Hill Former Chief Human Resources Officer	2024	$478,950	65%	$311,317	0 (1)
	2023	$465,000	65%	$302,250	$379,723
	2022	$445,000	60%	$267,000	$207,075
Paul R. Hibbert Chief Supply Chain Officer	2024	$483,600	70%	$338,520	$329,549
	2023	$465,000	65%	$302,250	$379,723
	2022	$445,000	60%	$267,000	$207,075
(1)   Mr. Hill retired on January 5, 2024. As a result, no bonus was paid.

Timing and Procedures for Grants

Other than in exceptional cases, such as promotions or new hires, long-term incentive awards are generally granted in the first quarter of the fiscal year (October through December), at the time when salary levels and short-term incentive programs for the new fiscal year are determined. The HC&CC does not take material nonpublic information into account when determining the timing and terms of equity awards. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Our CEO recommends to the HC&CC the number and type of RSEs and stock options to be awarded to each NEO (other than our CEO). The HC&CC considers the equity awards for executive officers based in part upon benchmarked data from our peer group provided by Meridian valued on the date of grant, as well as other factors, such as the officers’ individual performance, current dilution rates, and the market run-rate for equity grants among the peer group.

With respect to awards to our CEO, Meridian, without input from our CEO or other members of management, provides a competitive market analysis to the HC&CC based on the benchmarking peer group. The HC&CC determines the award to recommend to our Board considering the market analysis, performance of our Company, returns to shareholders, and experience and effectiveness of our CEO’s leadership, as well as the input from Meridian.

The RSE awards are stock settled at the time of vesting when they convert into unrestricted shares of our common stock. PRSE awards are earned based on the level of performance over the vesting period against pre-established goals. Upon vesting, stock option awards become exercisable for the purchase of shares of our common stock at a price per share established at the time of grant, so that the option will have no financial value unless the price of our common stock appreciates following the date of grant. The value of all our equity awards fluctuates based on performance of our Company’s common stock over time. This combination of financial performance and stock price performance enhances alignment with our shareholders.

Anti-Hedging Policy

Our insider trading policy governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE standards. Under our insider trading policy, directors, officers and employees or their designees are prohibited from engaging in speculative trading or hedging transactions in Edgewell securities or purchasing any financial instruments or entering into any other arrangements designed to hedge or offset any decrease in the market value of Edgewell securities, including prohibitions on:
•investing or trading in market-traded options on Edgewell securities — i.e., puts and calls;
•purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to profit from, hedge or offset any change in the market value of equity securities (1) granted by our Company to the director, officer or employee as part of the compensation of the employee or member of our Board; or (2) held, directly or indirectly, by the director, officer or employee;
•engaging in “short-sales” of Edgewell securities — i.e., selling Edgewell stock not owned at the time of the sale;
•entering into a “sale against the box” transaction (loaning Edgewell stock to another individual and receiving cash back as security for the loan); or

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•speculating on relatively short-term price movements of Edgewell securities — i.e., engaging in a purchase and sale of Edgewell stock within a short period of time.

    Our policy prohibits directors, officers and employees from purchasing Edgewell securities on margin, holding Edgewell securities in a margin account, or pledging Edgewell securities as collateral. The policy also prohibits engaging in any other transaction involving Edgewell securities that suggests the misuse of information that is unavailable to the general public.

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SUMMARY COMPENSATION TABLE
This Summary Compensation Table sets forth information for compensation relating to fiscal years 2024, 2023 and 2022. For a discussion of fiscal 2024 compensation, see “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non- Equity Incentive Plan Compen- sation (1)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (4)	All Other Compen- sation (5)	Total
Rod R. Little President and Chief Executive Officer	2024	$1,100,000	$0	$6,267,970	$1,200,003	$1,338,563	$0	$172,377	$10,078,913
	2023	$1,095,833	$0	$6,360,768	$1,200,006	$1,727,440	$0	$133,081	$10,157,128
	2022	$1,045,833	$0	$6,012,124	$1,100,002	$1,017,923	$0	$144,398	$ 9,320,280
Daniel J. Sullivan Chief Financial Officer and Chief Operating Officer	2024	$ 795,834	$0	$1,360,174	$ 280,007	$ 584,100	$0	$ 20,293	$ 3,040,408
	2023	$ 748,334	$0	$1,451,162	$ 280,002	$ 706,680	$0	$ 19,785	$ 3,205,963
	2022	$ 728,333	$0	$1,279,859	$ 240,013	$ 424,619	$0	$ 76,354	$ 2,749,178
Eric F. O’Toole Former President, North America	2024	$ 645,834	$0	$1,068,732	$ 220,007	$ 474,582	$0	$ 71,627	$ 2,480,782
	2023	$ 593,334	$0	$1,036,533	$ 200,006	$ 565,344	$0	$ 50,689	$ 2,445,906
	2022	$ 518,333	$0	$ 799,898	$ 150,001	$ 282,304	$0	$ 18,606	$ 1,769,142
LaTanya Langley Chief People Officer, Chief Legal Officer and Secretary	2024	$ 496,667	$0	$ 777,291	$ 160,008	$ 340,725	$0	$ 54,126	$ 1,828,817
John N. Hill Former Chief Human Resources Officer	2024 2023	$ 127,646 $ 463,334	$0 $0	$ 0 $ 673,777	$ 0 $ 130,009	$ 0 $ 379,723	$232,568 $ 6,262 $189,648	$2,147,807 (6) $ 46,929	$ 2,514,283 $ 1,896,535
							$13,115
	2022	$ 443,750	$0	$ 693,252	$ 130,014	$ 207,075	$114,917	$ 57,611	$ 1,623,822
							($22,797)
Paul R. Hibbert Chief Supply Chain Officer	2024	$ 482,050	$0	$ 680,087	$ 140,003	$ 329,549	$0	$ 58,608	$ 1,690,297
	2023	$ 463,334	$0	$ 673,777	$ 130,009	$ 379,723	$0	$ 46,064	$ 1,692,907
	2022	$ 443,883	$0	$ 639,984	$ 120,007	$ 207,075	$0	$ 50,697	$ 1,769,142

(1) All awards under our Executive Officer Bonus Program are based upon achievement of Company performance measures established at the beginning of a performance period. Consequently, the value of all bonuses earned during the fiscal year under these programs has been included in the Non-Equity Incentive Plan Compensation column of this table. See “Compensation Discussion and Analysis — Elements of Compensation — Incentive Programs — Short-Term Incentive Program — Annual Cash Bonus.”

(2) The amounts listed in this column include both time-vesting and performance-based restricted stock equivalent grants awarded in fiscal 2024 to our named executive officers. The value of the performance-based award is calculated in accordance with the Financial Accounting Standard Board’s (“FASB”) ASC Section 718. Our Company records estimated expense for performance-based grants based on target achievement of performance metrics for the three-year period, unless evidence exists that achievement above or below target for the applicable performance metric is more likely to occur. The following is the maximum value, if paid, for the performance award granted in fiscal 2024, based on the grant date value: Mr. Little, $7,100,034; Mr. Sullivan, $1,400,009; Mr. O’Toole, $1,100,002; Ms. Langley, $800,029; Mr. Hibbert, $700,004. Mr. Hill did not receive an award due to his planned retirement.

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(3) The amounts listed in this column reflect the aggregate grant date fair value of stock options granted to our named executive officers calculated in accordance with FASB ASC Section 718, and do not reflect actual amounts paid to them, or realized by them, or that may be realized upon exercise by them. Assumptions used in the calculation of these amounts are included in “Note 15. Share-Based Payments” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

(4) The amount reported in this column with respect to fiscal 2024 consists of the following:

Name	Change in Pension Value (i)	Above-market Earnings on Non-Qualified Deferred Compensation	Total
Mr. Little	$0	$0	$0
Mr. Sullivan	$0	$0	$0
Mr. O’Toole	$0	$0	$0
Ms. Langley	$0	$0	$0
Mr. Hill	$10,542	$222,026	$232,568
	$6,262(ii)	$0	$6,262
Mr. Hibbert	$0	$0	$0
(i) Unless otherwise noted, these amounts reflect the aggregate changes in the actuarial present value of accumulated benefits under our defined benefit pension plan and the SERP, which are described in the narrative to the “Pension Benefits Table.” For the final average earnings formula benefit under the defined benefit pension plan, this amount reflects the difference in the calculated present value of the benefit during fiscal 2024. To the extent that payments under the defined benefit pension plan exceed limitations imposed by the U.S. Internal Revenue Service, the excess will be paid under the terms of the SERP. This also includes above-market earnings on non-qualified deferred compensation in our deferred compensation plan.

(ii) This amount reflects Mr. Hill’s participation in the Pension Plan for Employees of Edgewell Personal Care, which was a frozen plan in Canada. The plan was wound up and sold to an annuity insurance company on March 31, 2023. The amount for Mr. Hill was converted from Canadian dollars into U.S. dollars at the exchange rate of 1 CAD equals 0.7395 USD, the exchange rate in effect on September 30, 2024.

(5) The amounts reported in this column with respect to fiscal 2024 consist of the following:

Name	Company Matching Contributions 401(k) Plan (i)	Company Matching Contributions ESIP (i)	Term Life Insurance Premiums (ii)	Executive Financial Planning Program (iii)	HSA Employer Contribution (iv)	Wellness Credit (v)	AD&D and LTD Insurance Premiums (vi)	Total
Mr. Little	$20,700	$149,846	$102	$0	$1,500	$25	$204	$172,377
Mr. Sullivan	$18,487	$0	$102	$0	$1,500	$0	$204	$20,293
Mr. O’Toole	$20,700	$50,621	$102	$0	$0	$0	$204	$71,627
Ms. Langley	$21,330	$30,738	$102	$1,752	$0	$0	$204	$54,126
Mr. Hill	$6,554	$31,023	$30	$0	$0	$0	$59	$37,666 (6)
Mr. Hibbert	$20,432	$31,069	$102	$5,000	$1,500	$300	$204	$58,608
(i) Company matching contributions or accruals in our 401(k) plan and ESIP.

(ii) Term life insurance premiums paid by our Company for the first $50,000 coverage for each of the NEOs.

(iii) We reimburse the executives for 80% of the cost of personal financial advisory services, up to certain annual maximums.

(iv) Our Company pays an annual contribution to a Health Savings Account for each executive who elects to participate.

(v) Our Company pays an annual wellness credit for each executive who completes a biometric screening and health survey.

(vi) Our Company pays the premiums for Group Accidental Death & Dismemberment ($12.00 per person) and Group Long-Term Disability ($192 per person).

(6) As a result of his retirement, the amount reported in this column reflects the additional compensation Mr. Hill received of $1,319,442 severance; $362,605 deferred compensation pay; $155,040 SERP payout; and $273,055 EPC defined benefit plan payout.
The above list of perquisites does not include any contributions made by our charitable trust which may have been made at the request of any of the NEOs. The trustees of that trust, who are employees of our Company, review requests for contributions to charitable organizations from employees, officers, directors, and the community at large, and, in their sole discretion, authorize contributions in accordance with the purposes of the trust. Officers are also eligible to participate in the charitable trust matching gift program, which is generally available to U.S. employees. Under this program, the foundation matches 100% of charitable donations of a minimum of $25 made to eligible charities, up to a maximum of $5,000 per year for each individual. Our Company will continue to honor requests under the charitable trust guidelines as long as funds exist at an appropriate level to do so.

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GRANTS OF PLAN-BASED AWARDS
Awards to the NEOs, and to other key executives, were made in fiscal 2024 under two separate plans or programs:
• Our short-term incentive program, pursuant to which potential cash awards were granted, dependent upon achievement of Company performance measures established at the beginning of the term of the program, as described in more detail in “Compensation Discussion and Analysis — Elements of Compensation — Incentive Programs — Short-Term Incentive Program — Annual Cash Bonus,” an
• Our long-term incentive program, pursuant to which RSE awards (performance-based and time-vesting) and stock option awards were granted under the terms of our 2nd A&R 2018 Plan as described in more detail in “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Programs — Equity Awards (Restricted Stock Equivalents and Options).”

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Type of Award	Meeting Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards (1)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Little	Bonus: Annl. Perf. (2)			$687,500	$1,375,000	$2,750,000
	Perf Awd: RSE (3)	11/1/2023	11/10/2023							43,835			$1,500,034
	Perf Awd: PRSE (4)	11/1/2023	11/10/2023				51,871	103,741	207,482				$4,767,936
	Perf Awd: Options (5)	11/1/2023	11/10/2023								89,021	$34.22	$1,200,003
Mr. Sullivan	Bonus: Annl. Perf. (2)			$300,000	$ 600,000	$1,200,000
	Perf.Awd: RSE (3)	11/1/2023	11/10/2023							12,274			$ 420,016
	Perf.Awd: PRSE (4)	11/1/2023	11/10/2023				10,228	20,456	40,912				$ 940,158
	Perf.Awd: Options (5)	11/1/2023	11/10/2023								20,772	$34.22	$ 280,007
Mr. O’Toole	Bonus: Annl. Perf. (2)			$243,750	$ 487,500	$ 975,000
	Perf Awd: RSE (3)	11/1/2023	11/10/2023							9,644			$ 330,018
	Perf Awd: PRSE (4)	11/1/2023	11/10/2023				8,037	16,073	32,146				$ 738,715
	Perf Awd: Options (5)	11/1/2023	11/10/2023								16,321	$34.22	$ 220,007
Ms. Langley	Bonus: Annl. Perf. (2)			$175,000	$ 350,000	$ 700,000
	Perf Awd: RSE (3)	11/1/2023	11/10/2023							7,014			$ 240,019
	Perf Awd: PRSE (4)	11/1/2023	11/10/2023				5,845	11,690	23,380				$ 537,272
	Perf Awd: Options (5)	11/1/2023	11/10/2023								11,870	$34.22	$ 160,008
Mr. Hill	Bonus: Annl. Perf. (2)			$155,659	$ 311,318	$ 622,635
	Perf Awd: RSE (3)	11/1/2023	11/10/2023										$ 0
	Perf Awd: PRSE (4)	11/1/2023	11/10/2023										$ 0
	Perf Awd: Options (5)	11/1/2023	11/10/2023										$ 0
Mr. Hibbert	Bonus: Annl. Perf. (2)			$169,260	$ 338,520	$ 677,040
	Perf Awd: RSE (3)	11/1/2023	11/10/2023							6,137			$ 210,008
	Perf Awd: PRSE (4)	11/1/2023	11/10/2023				5,114	10,228	20,456				$ 470,079
	Perf Awd: Options (5)	11/1/2023	11/10/2023								10,386	$34.22	$ 140,003

(1) This represents the grant date fair value calculated in accordance with FASB ASC Section 718, excluding forfeiture assumptions. For time-vesting awards, the value includes 100% of such awards, with no reduction for potential forfeiture.

(2) These represent the amounts which potentially could have been earned under the fiscal 2024 Executive Officer Bonus Program.

(3) These restricted stock equivalents (time-vested) awarded on November 10, 2023, will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation Table.”

(4) These restricted stock equivalents (performance-based) awarded on November 10, 2023, will vest upon certification by the Board and release of our earnings for the fiscal year ending September 30, 2026 if the officer remains employed with us at that time and if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance criteria for these awards is relative total shareholder return for the “Performance Period” beginning on October 1, 2023 (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation” table.

(5) These stock options awarded on November 10, 2023 will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Option Awards” column of the “Summary Compensation” table. The exercise price of $34.22 per share reflects the closing market price of our common stock on the date of grant.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following types of equity awards have been granted to the NEOs, and remain unvested, or, in the case of non-qualified stock options, unvested or unexercised, as of September 30, 2024.
•RSEs that vest over a period of time and at vesting convert into non-restricted shares of our common stock. As of September 30, 2024, we had outstanding unvested RSE awards with initial vesting terms of equal installments on each of the first three anniversaries of the grant date. Unvested RSE awards are included under “Stock Awards — Number of Shares or Units of Stock That Have Not Vested,” in the table below.

•RSEs that vest subject to the achievement of performance-based conditions and at vesting convert into non-restricted shares of our common stock. As of September 30, 2024, we had outstanding unvested RSE awards with performance-based vesting conditions that will vest on a date chosen by the Board shortly after their certification once our Company releases earnings for the fiscal year ending September 30, 2024, subject to satisfaction of specific performance criteria being met. In addition, we had outstanding unvested restricted stock equivalent awards with performance-based vesting conditions that will vest on a date chosen by the Board shortly after their certification once our Company releases earnings for the fiscal year ending September 30, 2025, subject to satisfaction of specific performance criteria being met. The performance metrics are Relative Total Shareholder Return (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. We also had outstanding unvested restricted stock equivalent awards with performance-based vesting conditions that will vest on a date chosen by the Board shortly after their certification once our Company releases earnings for the fiscal year ending September 30, 2026, subject to satisfaction of specific performance criteria being met. The performance metrics are Relative Total Shareholder Return (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. Unvested awards are included under “Stock Awards — Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” in the table below.

•Non-qualified stock options granting the right to acquire shares of our common stock at an exercise price equal to the closing price of our common stock on the grant date. These options become exercisable in equal installments on each of the first three anniversaries of the grant date and remain exercisable over the ten-year period following grant. Outstanding option awards are described under “Option Awards,” in the table below.
RSEs and non-qualified stock options were granted under the terms of our 2nd A&R 2018 Plan.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Mr. Little	15,421	0 (2)	$42.71	11/15/2028	10,587 (10)	$384,732	139,756 (13)	$5,078,733
	18,561	0 (3)	44.74	3/1/2029	25,157 (11)	914,205	166,038 (14)	6,033,821
	96,464	0 (4)	31.44	11/14/2029	43,835 (12)	1,592,964	207,482 (15)	7,539,896
	81,719	0 (5)	38.91	11/13/2030
	39,050	0 (6)	35.37	11/13/2030
	50,194	25,097 (7)	43.29	11/12/2031
	26,282	52,562 (8)	39.75	11/11/2032
	0	89,021 (9)	34.22	11/10/2033
Mr. Sullivan	23,580	0 (4)	$31.44	11/14/2029	2,772 (10)	$100,734	27,721 (13)	$1,007,381
	18,535	0 (5)	38.91	11/13/2030	7,044 (11)	255,979	35,221 (14)	1,279,931
	8,857	0 (6)	35.37	11/13/2030	12,274 (12)	446,037	40,912 (15)	1,486,742
	10,952	5,476 (7)	43.29	11/12/2031
	6,133	12,264 (8)	39.75	11/11/2032
	0	20,772 (9)	34.22	11/10/2033
Mr. O’Toole	11,795	0 (5)	$38.91	11/13/2030	1,732 (10)	$62,941	17,326 (13)	$629,627
	5,637	0 (6)	35.37	11/13/2030	5,032 (11)	182,863	25,158 (14)	914,242
	6,844	3,422 (7)	43.29	11/12/2031	9,644 (12)	350,463	32,145 (15)	1,168,149
	4,381	8,760 (8)	39.75	11/11/2032
	0	16,321 (9)	34.22	11/10/2033
Ms. Langley	3,354	1,677 (16)	$36.77	4/1/2032	3,270 (11)	$118,832	8,839 (18)	$321,209
	2,848	5,694 (8)	39.75	11/11/2032	7,014 (12)	254,889	16,353 (14)	594,268
	0	11,870 (9)	34.22	11/10/2033	884 (17)	32,125	23,379 (15)	849,593
Mr. Hill (19)	17,379	0	$100.68	7/6/2025
	14,695	0	74.70	11/3/2026
	6,139	0	58.90	11/13/2027
	7,711	0	42.71	11/15/2028
	13,505	0	31.44	1/5/2029
	10,110	0	38.91	1/5/2029
	4,831	0	35.37	1/5/2029
	5,933	0	43.29	1/5/2029
	2,848	0	39.75	1/5/2029
Mr. Hibbert	4,627	0 (2)	$42.71	11/15/2028	1,386 (10)	$50,367	13,861 (13)	$503,709
	9,647	0 (4)	31.44	3/1/2029	3,270 (11)	118,832	16,353 (14)	594,268
	8,425	0 (5)	38.91	11/14/2029	6,137 (12)	377,427	20,456 (15)	743,371
	4,026	0 (6)	35.37	11/13/2030
	5,476	2,738 (7)	43.29	11/12/2031
	2,848	5,694 (8)	39.75	11/11/2032
	0	10,386 (9)	34.22	11/10/2033

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(1) Values based on the closing price of our Company’s common stock on the NYSE on September 30, 2024, the last trading day of the fiscal year, of $36.34.

(2) Represents stock options granted on 11/15/2018 which are fully vested and exercisable.

(3) Represents stock options granted on 3/1/2019 which are fully vested and exercisable.

(4) Represents stock options granted on 11/14/2019 which are fully vested and exercisable.
(5) Represents premium stock options granted on 11/13/2020 which are fully vested and exercisable.

(6) Represents stock options granted on 11/13/2020 which are fully vested and exercisable.

(7) Represents stock options granted on 11/12/2021 which will vest on 11/12/2024. As of the date of this proxy, all of the options will be vested and exercisable.

(8) Represents stock options granted on 11/11/2022 which will vest ratably on 11/11/2024 and 11/11/2025. As of the date of this proxy, two-thirds of the options will be vested and exercisable.

(9) Represents stock options granted on 11/10/2023 which will vest ratably on 11/10/2024, 11/10/2025 and 11/10/2026. As of the date of this proxy, one-third of the options will be vested and exercisable.

(10) Represents restricted stock equivalents granted on 11/12/2021 which will vest on 11/12/2024. As of the date of this proxy, this award will be fully vested.

(11) Represents restricted stock equivalents granted on 11/11/2022 which will vest ratably on 11/11/2024 and 11/11/2025. As of the date of this proxy, two-thirds of this award will have vested.

(12) Represents restricted stock equivalents granted on 11/10/2023 which will vest ratably on 11/10/2024, 11/10/2025 and 11/10/2026. As of the date of this proxy, one-third of this award will have vested.

(13) Represents the maximum number of performance stock equivalents granted on 11/12/2021 that may vest on a date chosen by the Board shortly after their certification of our Company’s earnings for the fiscal year ending September 30, 2024 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2021 and ending on September 30, 2024. As of the date of this proxy, the final four-quarter average payout that has vested equals 99.8% of the target.

(14) Represents the maximum number of performance stock equivalents granted on 11/11/2022 that may vest on a date chosen by the Board shortly after their certification of our Company’s earnings for the fiscal year ending September 30, 2025 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2022 and ending on September 30, 2025.

(15) Represents the maximum number of performance stock equivalents granted on 11/10/2023 that may vest on a date chosen by the Board shortly after their certification of our Company’s earnings for the fiscal year ending September 30, 2026 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2023 and ending on September 30, 2026.

(16) Represents stock options granted on 4/1/2022 which will vest on 4/1/2025.

(17) Represents restricted stock equivalents granted on 4/1/2022 which will vest on 11/12/2024. As of the date of this proxy, this award will be fully vested.

(18) Represents the maximum number of performance stock equivalents granted on 4/1/2022 that may vest on a date chosen by the Board shortly after their certification of our Company’s earnings for the fiscal year ending September 30, 2024 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2021 and ending on September 30, 2024. As of the date of this proxy, the final four-quarter average payout that has vested equals 99.8% of the target.

(19) Due to Mr. Hill’s retirement, all of his vested stock options expire on their original expiration date or five years from his retirement date of 1/5/2024, whichever is earliest. The data in this table represents information from his Exit Form 4. The Company does not have access to updated information as he is no longer required to report to the SEC.

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OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Mr. Little	0	$0	123,724	$4,222,700
Mr. Sullivan	0	$0	29,101	$993,217
Mr. O’Toole	0	$0	18,763	$640,381
Ms. Langley	0	$0	7,279	$266,041
Mr. Hill	0	$0	15,579	$531,711
Mr. Hibbert	0	$0	13,389	$456,967
(1) In fiscal 2024, time-based RSEs and performance-based PRSEs granted to each of the officers in fiscal 2020, 2021 and 2022, vested in accordance with the terms of the awards. Upon vesting, the equivalents converted into shares of our common stock, which were then issued to the officers free of any restrictions.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value Of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Mr. Hill	Edgewell Personal Care Company Defined Benefit Plan			$273,055
	Edgewell Personal Care Company SERP			$155,040
	Pension Plan for Employees of Edgewell Personal Care (2)	1.58	$35,212	$0
Note: Messrs. Little, Sullivan, O’Toole and Hibbert, and Ms. Langley do not participate in these plans and, as such, are not included in the table.
(1) Based on age, benefits are available without reduction. Assumptions utilized in the valuations are set forth in “Note 14. Retirement Plans” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
(2) The amount shown for Mr. Hill reflects his participation in the Pension Plan for Employees of Edgewell Personal Care, which was a frozen plan in Canada. The plan was wound up and sold to an annuity insurance company on March 31, 2023. Amounts are converted from Canadian dollars into U.S. dollars at the exchange rate of 1 CAD equals 0.7395 USD, the exchange rate in effect as of September 30, 2024.
NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Plan	Executive Contributions in Fiscal 2024 ($) (1)	Edgewell Contributions in Fiscal 2024 ($) (2)	Aggregate Earnings in Fiscal 2024 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 9/30/2024 ($) (4)
Mr. Little	ESIP	$141,372	$149,846	$352,509	$0	$1,632,920
	Totals	$141372	$149,846	$352,509	$0	$1,632,920
Mr. Sullivan	ESIP	$0	$0	$41,880	$0	$284,880
	Totals	$0	$0	$41,880	$0	$284,880
Mr. O’Toole	ESIP	$65434	$50,621	$39,526	$0	$293,109
	Totals	$65994	$50,621	$39,526	$0	$293,109
Ms. Langley	ESIP	$87230	$30,738	$45,092	$0	$258,371
	Totals	$87230	$30,738	$45,092	$0	$258,371
Mr. Hill	ESIP	$30442	$31,023	$480,973	$0	$2,774,178
	Deferred Compensation Plan	$0	$0	$282,254	$361,392	$3,296,323
	Totals	$30442	$31,023	$763,227	$361,392	$6,070,501
Mr. Hibbert	ESIP	$172355	$31,069	$236,531	$0	$1,292,338
	Totals	$172355	$31,069	$236,531	$0	$1,292,338
(1) Since 2012, our officers are no longer eligible to contribute to the deferred compensation plan. Mr. Hill is the only NEO who was a participant. The officer contributions to our ESIP during fiscal 2024 consist of deferrals of salary earned with respect to fiscal 2024.

(2) Our contributions to our ESIP consist of Company contributions which would have otherwise been contributed to the 401(k) plan but for limitations imposed by the U.S. Internal Revenue Service. These amounts, in their entirety, are included in the “All Other Compensation” column of the “Summary Compensation Table.”

(3) Aggregate earnings/(losses) shown in this column consist of:

•amounts credited to each executive under the investment options of each of the plans, reflecting actual earnings on investment funds offered under our 401(k) plan,

•in the case of the prime rate option of our deferred compensation plan, the actual fund return rates,

•the appreciation or depreciation in value of each of the investment options in the plans between October 1, 2023 and September 30, 2024, and

•the appreciation or depreciation in value of vested restricted stock equivalents (see footnote 4 below).

The above-market portion of interest on the prime rate option (in excess of 120% of the APR) is set forth in the column titled “Change in Pension Value and Non-qualified Deferred Compensation Earnings” of the “Summary Compensation Table.”
(4) The balances in that plan for each of the officers also include amounts deferred by them, Company matching deferrals, and earnings thereon, in years in which they were not named executive officers and their compensation was not included in the “Summary Compensation Table.” The balances also reflect earnings and losses during the past fiscal year.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The value of awards which would be accelerated for our NEOs upon death, permanent disability or retirement as of September 30, 2024 is shown in the following chart. The value of accelerated restricted stock equivalents reflects a stock price of $36.34 (the closing price of our common stock on September 30, 2024, the last trading day of the fiscal year). Stock market changes since October 1, 2024 are not reflected in these valuations.

	Accelerated Restricted Stock Equivalents and Stock Option Awards
Name	Death	Permanent Disability	Retirement After Age 55 With 10 years of Service
Mr. Little	$10,082,168	$6,488,528	$0
Mr. Sullivan	$2,278,249	$1,554,113	$0
Mr. O’Toole	$1,707,696	$1,154,467	$0
Ms. Langley	$1,200,913	$810,706	$0
Mr. Hill	$0	$0	$0
Mr. Hibbert	$1,106,189	$75,1986	$0
Estimated Payments and Benefits
Based on the assumptions set out above, the following sets forth estimated payments to our NEOs upon a Qualifying Termination as of September 30, 2024 under the Executive Severance Plan:

Name	Severance Salary Payment	Severance Bonus Payment	Health & Welfare Benefits	Accrued Paid Time Off	Total
Mr. Little	$2,200,000	$2,750,000	$73,008	$0	$5,023,008
Mr. Sullivan	$1,200,000	$900,000	$59,293	$0	$2,159,293
Mr. O’Toole	$975,000	$731,250	$50,143	$0	$1,756,393
Ms. Langley	$750,000	$525,000	$72,650	$0	$1,347,650
Mr. Hibbert	$725,400	$507,780	$54,272	$0	$1,287,452
Note: Mr. Hill is not included in this table due to his retirement on January 5, 2024. Please refer to footnote 6 of the “Summary Compensation Table” for further information.
Estimated Payments and Benefits
Based on the assumptions set out above, the following chart sets forth estimated payments to our NEOs upon termination following a change in control. The value of accelerated restricted stock equivalents reflects a stock price of $36.34 (the closing price of our common stock on September 30, 2024, the last trading day of our fiscal year). Stock market declines and vesting and forfeitures of unvested restricted stock equivalents since October 1, 2024 are not reflected in these valuations.

	Accelerated or Additional Benefits – Termination following Change in Control
Name	Cash Severance	Retirement Benefits	Restricted Stock Equivalents, Three-Year Performance Awards, Stock Option Awards	Benefits	Excise Tax Reduction (1)	Total
Mr. Little	$9,152,440	$445,500	$10,082,168	$61,365	$(378,296)	$19,363,177
Mr. Sullivan	$3,506,680	$168,000	$2,278,249	$40,196	$0	$5,993,125
Mr. O’Toole	$2,840,344	$136,500	$1,707,696	$29,418	$0	$4,713,958
Ms. Langley	$2,075,640	$125,820	$1,177,093	$40,215	$(460,613)	$2,958,155
Mr. Hibbert	$2,023,963	$98,654	$1,106,189	$40,910	$0	$3,269,716
(1) It was determined that a “golden parachute” excise tax would be due under the Code for Mr. Little and Ms. Langley and, therefore, we reduced the aggregate amount of the payments that would be payable to an amount such that no excise tax would be due.
Note: Mr. Hill is not included in this table due to his retirement on January 5, 2024.

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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain company financial performance metrics. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company financial performance, refer to the Compensation Discussion and Analysis.
Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically do so.

Year (2)	Pay				Performance
	CEO		Average of Other NEOs		Cumulative Total Shareholder Return (Value of $100 Initial Investment) (1):		Net Income ($Mn)	Adjusted EBITDA (6) ($Mn)
	SCT Total Compensation	Compensation Actually Paid (3)	SCT Total Compensation	Compensation Actually Paid (4)	EPC	Peer Group (5)
2024	$10,078,914	$6,817,054	$2,310,918	$1,714,919	$138.78	$132.51	$98.6	$353
2023	$10,517,129	$9,124,943	$2,310,328	$1,872,883	$138.92	$106.10	$114.7	$342
2022	$9,320,280	$10,600,848	$1,900,947	$2,402,210	$138.52	$91.47	$99.5	$335
2021	$8,104,026	$11,957,823	$2,158,258	$2,615,423	$132.34	$100.05	$117.8	$367
(1) Represents the value of a hypothetical $100 investment beginning at market close on September 29, 2021, assuming reinvestment of dividends

(2) The CEO for each covered year was Rod R. Little. The other NEOs for each covered year were as follows:

•2024: Daniel J. Sullivan, Eric F. O’Toole, LaTanya Langley, John N. Hill and Paul R. Hibbert

•2023: Daniel J. Sullivan, Eric F. O’Toole, John N. Hill and Paul R. Hibbert

•2022: Daniel J. Sullivan, Eric F. O’Toole, John N. Hill and Paul R. Hibbert

•2021: Daniel J. Sullivan, Eric F. O’Toole, Marisa B. Iasenza and Anne-Sophie Gaget
(3) Amounts reported in this column are based on total compensation reported for our CEO in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

2024
Total Compensation for CEO as reported SCT for the covered year	$10,078,914
Deduct pension values reported in SCT for the covered year	$0
Deduct grant date fair value of equity awards reported in SCT for the covered year	$(7,467,973)
Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	$0
Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	$6,994,477
Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	$0
Add dividends paid on unvested shares/share units and stock options	$201,256
Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	$(2,377,963)
Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	$(611,657)
Subtract the fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	$0
Compensation Actually Paid to CEO	$6,817,054
(4) Amounts reported in this column are based on average total compensation reported for our Other NEOs in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

2024
Average Total Compensation for Other NEOs as reported SCT for the covered year	$2,310,918
Deduct average pension values reported in SCT for the covered year	$(47,766)
Deduct average grant date fair value of equity awards reported in SCT for the covered year	$(937,262)
Add average pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	$0
Add average fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	$888,307
Add average fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	$0
Add average dividends paid on unvested shares/share units and stock options	$31,071
Add the average change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	$(255,459)
Add the average change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	$(65,737)

=

Subtract the average fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	$(209,153)
Average Compensation Actually Paid to Other NEOs	$1,714,919
(5) Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K, the S&P Composite 1500 Household Products Index.

(6) Represent Adjusted EBITDA as shown in Appendix A.
Company’s Most Important Financial Performance Measures
The following were the most important financial performance measures used by the company to link executive compensation actually paid to the company’s NEOs for the most recently completed fiscal year to the company’s performance:
► Total Shareholder Return (“TSR”)
► Adjusted EBITDA
►Net Income
Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and Company Performance
The charts below describe the relationship between compensation actually paid to our chief executive officer and to our other named executive officers (as calculated above) and our financial and stock performance for the indicated years. In addition, the first chart below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

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STOCK OWNERSHIP INFORMATION
(updates)
OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
The table below contains information regarding beneficial common stock ownership by our directors, NEOs, and directors and executive officers as a group as of November 29, 2024. It does not reflect any changes in ownership that may have occurred after that date. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. Unless otherwise indicated, directors and executive officers named in the table below have sole voting and investment power with respect to the shares set forth in the table and none of the stock included in the table is pledged. The table also indicates shares that may be obtained within 60 days upon the exercise of options, or upon the conversion of unvested RSEs into shares of common stock.

Directors and Executive Officers	Shares Beneficially Owned	% of Shares Outstanding (1) (*denotes less than 1%)
Robert W. Black (2)	20,112	*
George R. Corbin (3)	20,112	*
Carla C. Hendra (4)	14,648	*
John C. Hunter, III (5)	47,181	*
James C. Johnson (6)	28,404	*
Joseph D. O’Leary (7)	20,432	*
Rakesh Sachdev (8)	24,323	*
Swan Sit (9)	15,499	*
Stephanie Stahl (10)	0	*
Gary K. Waring (11)	20,432	*
Rod R. Little (12)	719,256	1.5%
Daniel J. Sullivan (13)	177,007	*
Eric F. O’Toole (14)	74,292	*
LaTanya Langley (15)	25,925	*
John N. Hill (16)	164,231	*
Paul R. Hibbert (17)	87,392	*
All Executive Officers and Directors as a Group (18 persons)	1,459,246	3.0%
(1) The number of shares outstanding for purposes of this calculation was the number outstanding as of November 29, 2024 plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by the applicable officer or director, the conversion of unvested RSEs as well as equivalents that vest within 60 days of that date and the number of stock equivalents held in the deferred compensation plan.

(2) For Mr. Black: includes (i) 16,168 shares owned by Mr. Black; and (ii) 3,944 vested RSEs deferred until retirement from our Board. Does not include 3,853 unvested RSEs that will convert into shares of our common stock on February 5, 2025.

(3) For Mr. Corbin: includes (i) 13,419 shares owned by Mr. Corbin; and (ii) 6,693 vested RSEs deferred until retirement from our Board. Does not include 3,853 unvested RSEs which will be deferred when they vest on February 5, 2025.

(4) For Ms. Hendra: includes (i) 7,917 shares owned by Ms. Hendra; and (ii) 6,731 vested RSEs deferred until retirement from our Board. Does not include 3,853 unvested RSEs which will be deferred when they vest on February 5, 2025.

(5) For Mr. Hunter: includes (i) 6,603 shares owned by Mr. Hunter; (ii) 22,709 vested RSEs deferred until retirement from our Board; and (iii) 17,869 units held in the Deferred Compensation Plan. Does not include 3,853 unvested RSEs which will be deferred when they vest on February 5, 2025.

(6) For Mr. Johnson: includes (i) 2,000 shares owned by Mr. Johnson; (ii) 26,225 vested RSEs deferred until retirement from our Board; and (iii) 179 units held in the Deferred Compensation Plan. Does not include 3,853 unvested RSEs which will be deferred when they vest on February 5, 2025.
(7) For Mr. O’Leary: includes (i) 17,276 shares owned by Mr. O’Leary; and (ii) 3,156 vested RSEs deferred until retirement from our Board. Does not include 3,853 unvested RSEs that will convert into shares of our common stock on February 5, 2025.

(8) For Mr. Sachdev: includes 24,323 vested RSEs deferred until retirement from our Board. Does not include 3,853 unvested RSEs which will be deferred when they vest on February 5, 2025.

(9) For Ms. Sit: includes 15,499 shares owned by Ms. Sit. Does not include 3,853 unvested RSEs which will be deferred when they vest on February 5, 2025.

(10) For Ms. Stahl: has 2,773 and 1,340 unvested RSE awards which will be deferred when they vest on September 10, 2027 and February 5, 2025, respectively.

(11) For Mr. Waring: includes (i) 2,677 shares owned by Mr. Waring; and (ii) 17,755 vested RSEs deferred until retirement from our Board. Does not include 3,853 unvested RSEs of which 60% will be deferred and 40% will convert into shares of our common stock when they vest on February 5, 2025.

(12) For Mr. Little: includes (i) 310,513 shares owned by Mr. Little; and (ii) 408,743 vested but unexercised stock options. Does not include 93,654 unvested RSEs; 615,501 unvested PRSEs or 85,628 unvested stock options.

(13) For Mr. Sullivan: includes (i) 90,418 shares owned by Mr. Sullivan; and (ii) 86,589 vested but unexercised stock options. Does not include 29,404 unvested RSEs; 129,231 unvested PRSEs; or 19,880 unvested stock options.

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(14) For Mr. O’Toole: includes (i) 32,391 shares owned by Mr. O’Toole; and (ii) 41,901 vested but unexercised stock options which he has 90 days from his departure on 11/15/2024 to exercise. Due to Mr. O’Toole’s departure, his unvested awards were forfeited.

(15) For Ms. Langley: includes (i) 12,919 shares owned by Ms. Langley; and (ii) 13,006 vested but unexercised stock options. Does not include 17,373 unvested RSEs; 56,325 unvested PRSEs; or 12,437 unvested stock options.

(16) For Mr. Hill: includes at the time of his retirement (i) 81,080 shares owned by Mr. Hill; and (ii) 83,151 vested stock options. Due to Mr. Hill’s retirement, all of his vested stock options expire on their original expiration date or five years from his retirement date of 1/5/2024, whichever is earliest. The data in this table represents information from his Exit Form 4. The Company does not have access to updated information as he is no longer required to report to the SEC.

(17) For Mr. Hibbert: includes (i) 43,296 shares owned by Mr. Hibbert; and (ii) 44,096 vested but unexercised stock options. Does not include 19,001 unvested RSEs; 56,721 unvested PRSEs; or 9,771 unvested stock options.